Exhibit 99.1

Microsoft Cloud Strength Drives Third Quarter Results

REDMOND, Wash. — April 24, 2019 — Microsoft Corp. today announced the following results for the quarter ended March 31, 2019, as compared to the corresponding period of last fiscal year:

•	Revenue was $30.6 billion and increased 14%
•	Operating income was $10.3 billion and increased 25%
•	Net income was $8.8 billion and increased 19%
•	Diluted earnings per share was $1.14 and increased 20%

“Leading organizations of every size in every industry trust the Microsoft cloud. We are accelerating our innovation across the cloud and edge so our customers can build the digital capability increasingly required to compete and grow,” said Satya Nadella, CEO of Microsoft.

Microsoft returned $7.4 billion to shareholders in the form of share repurchases and dividends in the third quarter of fiscal year 2019.

“Demand for our cloud offerings drove commercial cloud revenue to $9.6 billion this quarter, up 41% year-over-year,” said Amy Hood, executive vice president and chief financial officer of Microsoft. “We continue to drive growth in revenue and operating income with consistent execution from our sales teams and partners and targeted strategic investments.”

Revenue in Productivity and Business Processes was $10.2 billion and increased 14% (up 15% in constant currency), with the following business highlights:

•	Office Commercial products and cloud services revenue increased 12% (up 14% in constant currency) driven by Office 365 Commercial revenue growth of 30% (up 31% in constant currency)
•	Office Consumer products and cloud services revenue increased 8% (up 10% in constant currency) and Office 365 Consumer subscribers increased to 34.2 million
•	LinkedIn revenue increased 27% (up 29% in constant currency) with record levels of engagement highlighted by LinkedIn sessions growth of 24%
•	Dynamics products and cloud services revenue increased 13% (up 15% in constant currency) driven by Dynamics 365 revenue growth of 43% (up 44% in constant currency)

Revenue in Intelligent Cloud was $9.7 billion and increased 22% (up 24% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 27% (up 29% in constant currency) driven by Azure revenue growth of 73% (up 75% in constant currency)
•	Enterprise Services revenue increased 4% (up 5% in constant currency)

Revenue in More Personal Computing was $10.7 billion and increased 8% (up 9% in constant currency), with the following business highlights:

•	Windows OEM revenue increased 9% (up 9% in constant currency)
•	Windows Commercial products and cloud services revenue increased 18% (up 20% in constant currency)
•	Surface revenue increased 21% (up 25% in constant currency)
•	Gaming revenue increased 5% (up 7% in constant currency) driven by Xbox software and services revenue growth of 12% (up 15% in constant currency)
•	Search advertising revenue excluding traffic acquisition costs increased 12% (up 14% in constant currency)

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Quarterly Highlights, Product Releases, and Enhancements

Every quarter Microsoft delivers hundreds of products, either as new releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments, made over multiple years, designed to help customers be more productive and secure and to deliver differentiated value across the cloud and the edge.

Here are the major product releases and other highlights for the quarter, organized by product categories, to help illustrate how we are accelerating innovation across our businesses while expanding our market opportunities.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, Keith Dolliver, deputy general counsel, and Michael Spencer, general manager of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on April 24, 2020.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Financial Performance Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2018 As Reported	$26,819	$8,292	$7,424	$0.95
2019 As Reported	$30,571	$10,341	$8,809	$1.14
Percentage Change Y/Y	14%	25%	19%	20%
Constant Currency Impact	$(420)	$(208)	$(126)	$(0.02)
Percentage Change Y/Y Constant Currency	16%	27%	20%	22%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2018 As Reported	$9,006	$7,896	$9,917
2019 As Reported	$10,242	$9,649	$10,680
Percentage Change Y/Y	14%	22%	8%
Constant Currency Impact	$(133)	$(144)	$(143)
Percentage Change Y/Y Constant Currency	15%	24%	9%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended March 31, 2019
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Office Commercial products and cloud services	12%	2%	14%
Office 365 Commercial	30%	1%	31%
Office Consumer products and cloud services	8%	2%	10%
LinkedIn	27%	2%	29%
Dynamics products and cloud services	13%	2%	15%
Dynamics 365	43%	1%	44%
Server products and cloud services	27%	2%	29%
Azure	73%	2%	75%
Enterprise Services	4%	1%	5%
Windows OEM	9%	0%	9%
Windows Commercial products and cloud services	18%	2%	20%
Search advertising excluding traffic acquisition costs	12%	2%	14%
Surface	21%	4%	25%
Gaming	5%	2%	7%
Xbox software and services	12%	3%	15%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in new products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility that we may fail to protect our source code;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential liability under trade protection, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	the dependence of our business on our ability to attract and retain talented employees;

•	claims against us that may result in adverse outcomes in legal disputes;

•	additional tax liabilities;

•	quality or supply problems;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange;

•	catastrophic events or geo-political conditions that may disrupt our business;

•	adverse economic or market conditions that may harm our business;

•	changes in our sales organization that may impact revenues;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm; and

•	damage to our reputation or our brands that may harm our business and operating results.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of March 31, 2019. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Michael Spencer, General Manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018

Revenue:
Product	$15,448	$15,114	$48,966	$47,338
Service and other	15,123	11,705	43,160	32,937

Total revenue	30,571	26,819	92,126	80,275

Cost of revenue:
Product	3,441	3,425	12,975	11,903
Service and other	6,729	5,844	19,523	16,708

Total cost of revenue	10,170	9,269	32,498	28,611

Gross margin	20,401	17,550	59,628	51,664
Research and development	4,316	3,715	12,363	10,793
Sales and marketing	4,565	4,335	13,251	12,709
General and administrative	1,179	1,208	3,460	3,483

Operating income	10,341	8,292	30,554	24,679
Other income, net	145	349	538	1,115

Income before income taxes	10,486	8,641	31,092	25,794
Provision for income taxes	1,677	1,217	5,039	18,096

Net income	$8,809	$7,424	$26,053	$7,698

Earnings per share:
Basic	$1.15	$0.96	$3.39	$1.00
Diluted	$1.14	$0.95	$3.36	$0.99

Weighted average shares outstanding:
Basic	7,672	7,698	7,679	7,706
Diluted	7,744	7,794	7,759	7,798

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018

Net income	$8,809	$7,424	$26,053	$7,698

Other comprehensive income (loss), net of tax:
Net change related to derivatives	(33)	7	(93)	(106)
Net change related to investments	714	(1,016)	1,334	(2,182)
Translation adjustments and other	67	255	(252)	508

Other comprehensive income (loss)	748	(754)	989	(1,780)

Comprehensive income	$9,557	$6,670	$27,042	$5,918

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	March 31, 2019	June 30, 2018

Assets
Current assets:
Cash and cash equivalents	$11,212	$11,946
Short-term investments	120,406	121,822

Total cash, cash equivalents, and short-term investments	131,618	133,768
Accounts receivable, net of allowance for doubtful accounts of $336 and $377	19,269	26,481
Inventories	1,951	2,662
Other	7,049	6,751

Total current assets	159,887	169,662
Property and equipment, net of accumulated depreciation of $35,431 and $29,223	33,648	29,460
Operating lease right-of-use assets	7,121	6,686
Equity investments	2,403	1,862
Goodwill	41,861	35,683
Intangible assets, net	8,103	8,053
Other long-term assets	10,258	7,442

Total assets	$263,281	$258,848

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,544	$8,617
Current portion of long-term debt	6,515	3,998
Accrued compensation	5,764	6,103
Short-term income taxes	1,950	2,121
Short-term unearned revenue	24,251	28,905
Other	7,837	8,744

Total current liabilities	53,861	58,488
Long-term debt	66,585	72,242
Long-term income taxes	29,514	30,265
Long-term unearned revenue	3,884	3,815
Deferred income taxes	1,838	541
Operating lease liabilities	5,972	5,568
Other long-term liabilities	6,763	5,211

Total liabilities	168,417	176,130

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital — shares authorized 24,000; outstanding 7,666 and 7,677	77,791	71,223
Retained earnings	18,338	13,682
Accumulated other comprehensive loss	(1,265)	(2,187)

Total stockholders’ equity	94,864	82,718

Total liabilities and stockholders’ equity	$263,281	$258,848

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018

Operations

Net income	$8,809	$7,424	$26,053	$7,698

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	2,926	2,710	8,758	7,745

Stock-based compensation expense	1,172	969	3,462	2,928

Net recognized gains on investments and derivatives	(95)	(438)	(470)	(1,645)

Deferred income taxes	(320)	(396)	(740)	(2,754)

Changes in operating assets and liabilities:

Accounts receivable	460	1,285	7,258	5,326

Inventories	12	(75)	710	107

Other current assets	(14)	(149)	(864)	(113)

Other long-term assets	(517)	(213)	(969)	(835)

Accounts payable	(197)	(393)	(1,032)	138

Unearned revenue	20	91	(4,543)	(2,780)

Income taxes	276	645	(879)	17,280

Other current liabilities	649	546	(1,017)	(975)

Other long-term liabilities	339	145	350	346

Net cash from operations	13,520	12,151	36,077	32,466

Financing

Repayments of short-term debt, maturities of 90 days or less, net	0	(7,373)	0	(7,324)

Proceeds from issuance of debt	0	0	0	7,183

Repayments of debt	0	(4,883)	(3,000)	(9,379)

Common stock issued	274	251	834	747

Common stock repurchased	(4,753)	(3,781)	(14,910)	(8,359)

Common stock cash dividends paid	(3,526)	(3,232)	(10,290)	(9,473)

Other, net	404	(640)	(835)	(946)

Net cash used in financing	(7,601)	(19,658)	(28,201)	(27,551)

Investing

Additions to property and equipment	(2,565)	(2,934)	(9,874)	(7,652)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(269)	(248)	(2,107)	(454)

Purchases of investments	(5,846)	(26,885)	(42,255)	(105,000)

Maturities of investments	5,893	7,674	14,889	19,252

Sales of investments	1,424	26,256	30,831	90,553

Securities lending payable	0	(19)	0	(90)

Net cash from (used in) investing	(1,363)	3,844	(8,516)	(3,391)

Effect of foreign exchange rates on cash and cash equivalents	18	25	(94)	34

Net change in cash and cash equivalents	4,574	(3,638)	(734)	1,558

Cash and cash equivalents, beginning of period	6,638	12,859	11,946	7,663

Cash and cash equivalents, end of period	$11,212	$9,221	$11,212	$9,221

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018

Revenue

Productivity and Business Processes	$10,242	$9,006	$30,113	$26,197

Intelligent Cloud	9,649	7,896	27,594	22,613
More Personal Computing	10,680	9,917	34,419	31,465

Total	$30,571	$26,819	$92,126	$80,275

Operating Income
Productivity and Business Processes	$3,979	$3,115	$11,875	$9,458
Intelligent Cloud	3,208	2,654	9,418	7,623
More Personal Computing	3,154	2,523	9,261	7,598

Total	$10,341	$8,292	$30,554	$24,679